EXHIBIT 4.3

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Number ____                                                       $____________
                                                               CUSIP __________


                              [title of Security]
Rate of Interest                 Maturity Date              Original Issue Date
        ____%                     ____________                   ______________

     ANHEUSER-BUSCH COMPANIES, INC., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the sum of _______________________ Dollars on the Maturity Date shown above, and to pay interest thereon, at the annual rate of interest shown above, from the Original Issue Date shown above or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable semi-annually on ___________ and ____________ of each year and at maturity (an "Interest Payment Date"), commencing on the first such date after the Original Issue Date, except that if the Original Issue Date is on or after a Regular Record Date (which term, as well as all other capitalized terms used herein, shall have the meanings assigned in the Indenture referred to on the reverse hereof unless otherwise indicated) but before the next Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date.

     The interest payable hereon, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this [name of Security] (or one or more Predecessor [name of Series]) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business
Day) of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this [name of Security] (or one or more Predecessor [name of Series]) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of [name of Series] not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the [name of Series] may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this [name of Security] will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest, other than interest due on a Maturity Date, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

     This [name of Security] is one of a duly authorized issue of [name of Series] of the Company designated as its [title of Series] (herein called the "[name of Series]"), issued and to be issued under an indenture dated as of _________________ (herein called the "Indenture"), between the Company and
_______________________, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and under an Authorizing Resolution delivered to the Trustee by the Company with respect to the issuance of the [name of Series], to which Indenture, Authorizing Resolution

Exhibit 4.3                            1















































and all indentures supplemental thereto reference is hereby made for the definition of certain terms used herein, for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the [name of Series], and for the terms upon which the [name of Series] are, and are to be, authenticated and delivered. This [name of Security] is one of a series of securities issued or to be issued by the Company under the Indenture, limited (except as otherwise provided in the Indenture) in aggregate principal amount to $_______________. The Indenture provides that the Securities of the Company referred to therein ("Securities"), including the [name of Series], may be issued in one or more Series, each of which may consist of one or more Issues, which different Series and Issues may be issued in such principal amounts and on such terms (including, but not limited to, terms relating to interest rate or rates, provisions for determining such interest rate or rates and adjustments thereto, maturity, redemption (optional and mandatory), sinking fund, covenants and Events of Default) as may be provided in or pursuant to the Authorizing Resolutions (as defined in the Indenture) relating to the several Series.

     [The following to be included if the Securities are not redeemable prior to maturity.]

     This [name of Security] may not be redeemed prior to its Maturity
     Date.

     [The following paragraph, or other appropriate redemption provisions, to be included if the Securities are Redeemable Securities:]

     The [name of Series] are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, [the following clause to be included if there is a Sinking Fund:] [(1) on [annual Sinking Fund Redemption Date] in each year commencing with the year [year of first Sinking Fund payment] through operation of the Sinking Fund at a Redemption Price equal to their principal amount and (2)] [at any time] in whole or in part, at the election of the Company at a Redemption Price equal to the percentage set forth below of the principal amount to be redeemed for the respective twelve-month periods
beginning [                                    ] of the years indicated:

                        [Schedule of Redemption Prices]

and thereafter at 100% of the principal amount thereof, together in each case with accrued interest to the Redemption Date.

     [The following paragraph, or other appropriate Sinking Fund provision, to be included if there is a Sinking Fund for the Series:]

     The Sinking Fund provides for the redemption on [first Sinking Fund Redemption Date] and on [annual Sinking Fund Redemption Date] in each year thereafter through [year of final Sinking Fund date] of not less than [minimum required Sinking Fund redemption amount] principal amount nor more than [maximum permitted Sinking Fund redemption amount] principal amount of [name of Series]. [name of Series] purchased, acquired or redeemed by the Company otherwise than by redemption through the Sinking Fund may be credited against subsequent Sinking Fund requirements.

     [The following paragraph to be included if the Securities are Redeemable Securities or Sinking Fund Securities:]

     In the event of redemption of this [name of Security] in part only, a new [name of Security] or [name of Series] for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.


     If an Event of Default, as defined in the Indenture and in the Authorizing Resolution, shall occur and be continuing, the principal of all the [name of Series] may be declared due and payable in the manner and with the effect provided in the Indenture.

     If at any time the Depositary for this [name of Security] notifies the Company that it is unwilling or unable to continue as Depositary for this [name of Security] or if at any time the Depositary shall no longer be eligible under the Indenture with respect to this [name of Security], if a successor Depositary eligible under the Indenture for this [name of Security] is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election that the [name of Series] of this Issue be represented by a Global Security shall no longer be effective with respect to this [name of Security], and the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of definitive [name of Series] shall authenticate and deliver, [name of Series] in definitive form in an aggregate principal amount equal to the principal amount of this [name of Security] in exchange for this [name of Security]. The Company may at any time and

Exhibit 4.3                            2









































in its sole discretion determine that the Securities of this Series shall no longer be represented by Global Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, Securities of this Series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing this Series in exchange for such Global Security or Securities.

     No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (1) the Trustee shall have received written notice from such Holder of a continuing Event of Default in respect of such Securities; (2) the Trustee shall have received a written request from the Holders of not less than 25% in principal amount of the Outstanding Securities of the Issue or Series in respect of which the Event of Default has occurred to institute proceedings in respect of such Event of Default in its own name as trustee under the Indenture; (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities of such Series or Issue.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the [name of Series] under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities affected thereby, voting as a single class (which may include the [name of Series]), at the time Outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this [name of Security] shall be conclusive and binding upon such Holder and upon all future Holders of this [name of Security] and of any [name of Security] issued on transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this [name of Security].

     No reference herein to the Indenture and no provision of this [name of Security] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this [name of Security] at the times, place, and rate, and in the currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this [name of Security] is registrable on the Security Register of the Company, upon surrender of this [name of Security] for registration of transfer at the office or agency of the Company provided for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new [name of Series], of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Notwithstanding any other provision of this [name of Security], unless and until this [name of Security] is exchanged in whole or in part for [name of Series] in definitive form, this [name of Security] may not be transferred except as a whole by the Depositary for this [name of Security] to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for this [name of Security] or a nominee of such successor Depositary.

     The [name of Series] are issuable only as registered [name of Series] without coupons in denominations of $100,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, [name of Series] are exchangeable for a like aggregate principal amount of [name of Series] of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this [name of Security], the Company, the Trustee and any agent of the Company may treat the Person in whose name this [name of Security] is

Exhibit 4.3                            3







































registered as the owner hereof for all purposes whether or not this [name of Security] be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this [name of Security], or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Anheuser-Busch, Incorporated ("ABI"), a Missouri corporation which is a wholly-owned subsidiary of the Company, pursuant to a Supplemental Agreement relating to the [name of Series], is jointly and severally liable with the Company for payment of the principal of (and premium, if any) and interest on the [name of Series] when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the [name of Series] and of the Indenture, but subject to the limitations set forth in such Supplemental Agreement, which permits the Company to elect to terminate such liability of ABI on the terms provided therein.

     Unless the certificate of authentication hereon has been executed by _________________, the Trustee under the Indenture, or its successor thereunder, or by another Authenticating Agent appointed pursuant to the Indenture, by the manual signature of one of its authorized officers, this [name of Security] shall not be entitled to any benefit under the Indenture, nor be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: __________________               ANHEUSER-BUSCH COMPANIES, INC.

TRUSTEE'S CERTIFICATE OF                By____________________________
AUTHENTICATION                                    [Title]

This is one of the [name of Series]
     referred to in the within-mentioned
     Indenture.                         ATTEST:

                                        ______________________________
                                         Vice President and Secretary


____________________, AS TRUSTEE


BY:____________________________
     Authorized Officer




Exhibit 4.3                            4